Exhibit 13

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

CERTIFICATION REQUIRED BY

RULE 13a–14(b) OR RULE 15d-14(b)

AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Company”) on Form 20-F for the fiscal year ended March 31, 2006 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Nobuo Kuroyanagi, President (principal executive officer) of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ NOBUO KUROYANAGI
Name: Nobuo Kuroyanagi Title: President (Principal executive officer)

Dated: September 28, 2006

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

CERTIFICATION REQUIRED BY

RULE 13a–14(b) OR RULE 15d-14(b)

AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Company”) on Form 20-F for the fiscal year ended March 31, 2006 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Nobuyuki Hirano, Managing Director (principal financial officer) of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ NOBUYUKI HIRANO
Name: Nobuyuki Hirano Title: Managing Director (Principal financial officer)

Dated: September 28, 2006